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                                                                    EXHIBIT 99.1

                          FOR:        SUIZA FOODS CORPORATION

                          CONTACT:    Tracy Noll
                                      Chief Financial Officer
                                      (214) 528-0939

                                      Morgen-Walke Associates:
                                      Re: Suiza Foods Corporation
                                      June Filingeri, John Blackwell
                                      Media contact:  Miriam Adler, Erika Brown
                                      (212) 850-5600

                          FOR:        THE MORNINGSTAR GROUP

                          CONTACT:    Darron Ash
                                      Chief Financial Officer
                                      (214) 360-4732

                                      Kekst and Company
                                      Re: The Morningstar Group Inc.
                                      Ron Winnick
                                      (212) 521-4842


                     SUIZA FOODS AND THE MORNINGSTAR GROUP
                        SIGN DEFINITIVE MERGER AGREEMENT

        DALLAS, TX, September 29, 1997 -- Suiza Foods Corporation (NYSE:SZA) and The Morningstar Group Inc. (NASDAQ:MSTR) announced today that they have entered into a definitive merger agreement. Under the terms of the agreement, shareholders of The Morningstar Group will receive 0.85 shares of Suiza stock for each of the approximately 14.8 million Morningstar shares outstanding and
0.85 Suiza stock options for each of the 3.5 million Morningstar stock options outstanding. Suiza stock closed at $53.938 on Friday, September 26. The exchange will result in the issuance of approximately 12.5 million shares of Suiza stock and approximately 2.9 million Suiza stock options at an average exercise price of approximately $18.00. Suiza believes the transaction will be accretive in 1998. The transaction, with a total value of approximately $960 million, includes the assumption of approximately $176 million of Morningstar debt. It is expected that the transaction will be tax free to The Morningstar Group shareholders and will be accounted for as a pooling-of-interests.

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SUIZA FOODS ANNOUNCES MERGER WITH THE MORNINGSTAR GROUP
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        Gregg L. Engles, Suiza's Chairman and Chief Executive Officer,
commented: "The merger of Suiza Foods and The Morningstar Group brings together two of the fastest growing food companies in the U.S. to create the nation's largest dairy company. The combination will enable both companies to realize their strategic plans more rapidly and effectively as we bring together our manufacturing and distribution capabilities and develop even more efficient ways to service our various distribution channels. Our combined presence in both the fluid milk and value added sections of the dairy case, together with one of the most successful and innovative portfolios of dairy case brands, should allow us to more efficiently service the needs of our customers and provide the highest quality portfolio of products to the consumer. The merger will also substantially enhance our cash flow, materially expand our borrowing capacity and increase the float and liquidity of our common stock."

        C. Dean Metropoulos, The Morningstar Group's Chairman and Chief Executive Officer, added: "Joining with Suiza Foods provides Morningstar with a broader range of opportunities to expand its network of national branded products by increasing our manufacturing and distribution platforms, offering substantial cost synergies and creating the potential for a wider variety of acquisitions. Morningstar and Suiza have a similar vision of creating one of the strongest, most efficient companies in the food industry through consolidating acquisitions and improved operating efficiencies. Both companies are focused on that goal and their complementary product lines will make possible opportunities previously not available. We could not have selected a better partner for realizing the potential of our business."

        Gregg Engles continued: "The combination of Morningstar's national manufacturing and distribution infrastructure for value added refrigerated dairy case products and Suiza's growing network of regional fluid milk companies is powerful. With respect to large accounts, Morningstar's ability to centrally manufacture and distribute value added products through the grocery warehouse system will allow our regional dairies to greatly simplify certain aspects of their manufacturing and distribution systems. With respect to smaller accounts not well served by centralized distribution, Suiza's growing store door delivery system will enable Morningstar to reach a substantially wider audience with its highly profitable branded and other value added

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SUIZA FOODS ANNOUNCES MERGER WITH THE MORNINGSTAR GROUP

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products. The addition of Morningstar should make each of our future regional dairy acquisitions more accretive because of the strategic synergies. Moreover, Morningstar's brand management, marketing and distribution infrastructure will greatly expand the universe of potential acquisition candidates for Suiza. We look forward to joining hands with Morningstar in forging the finest dairy, specialty foods and packaged ice company in the country."

         Pursuant to the terms of the agreement, Suiza's board of directors will elect two nominees of The Morningstar Group to its board. Gregg Engles will remain Chairman and Chief Executive Officer of Suiza Foods. Hollis Jones, Morningstar's current President and Chief Operating Officer, will become President of Suiza Foods. Bill Brick, Suiza's President and Chief Operating Officer, will become President and Chief Operating Officer of the Company's Fluid Dairy Group. Tracy Noll, Suiza's Chief Financial Officer, will become Chief Financial and Administrative Officer of Suiza Foods.

         The combined Company expects to achieve approximately $10 million of immediate savings from eliminating redundant administrative and financial costs. The Company also expects to realize significant additional cost savings from combined purchasing and rationalized manufacturing and distribution within twelve months of closing. At closing, Suiza expects to recognize a one-time charge of approximately $25 million for merger related costs.

         The definitive merger agreement has been approved by the Boards of Directors of Suiza Foods and The Morningstar Group. The proposed transaction is subject to, among other things, approval by the shareholders of both companies, successful completion of regulatory review under the Hart-Scott-Rodino Act, and verification that the merger is eligible for treatment as a tax-free exchange and pooling-of-interests.

         Donaldson, Lufkin & Jenrette Securities Corporation advised and rendered a fairness opinion for Suiza Foods Corporation. Goldman, Sachs & Co. advised and rendered a fairness opinion for The Morningstar Group Inc.


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SUIZA FOODS ANNOUNCES MERGER WITH THE MORNINGSTAR GROUP

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         Suiza Foods is a Dallas-based consolidator of distribution oriented food businesses. Its principal holdings are in the dairy processing, packaged ice and plastic container industries and include Suiza Dairy and the Garrido Coffee Company in Puerto Rico, Velda Farms Dairy in Florida, Swiss Dairy in California, Model Dairy in Nevada, Dairy Fresh in North Carolina, Country Delite Farms in Tennessee, Garelick Farms in New England, Franklin Plastics, and Reddy Ice, the largest packaged ice company in the United States. On September 19, 1997, Suiza announced that it had entered into a definitive merger agreement with Country Fresh, Inc., a $350 million fluid milk, juice and ice cream processor headquartered in Grand Rapids, Michigan. Excluding the Morningstar merger, pro forma 1996 Suiza revenues, assuming the completion of the Country Fresh merger, approximate $1.5 billion.

         Morningstar is a nationally prominent manufacturer, distributor and marketer of refrigerated, shelf-stable and frozen food products. Its established branded products include: International Delight(R), a gourmet-flavored and non-flavored coffee creamer; Second Nature(R), a refrigerated no-cholesterol egg substitute; Mocha Mix(R) non-dairy coffee creamers; Naturally Yours(TM), fat-free and regular, real dairy sour cream, Jon Donaire(R) cheesecakes and desserts, Wacky Willie(TM) flavored shakes, and, in the western two-thirds of the United States, Lactaid(R), lactose-free and lactose-reduced milks produced under license from McNeil Consumer Products Company, a subsidiary of Johnson & Johnson. Morningstar also specializes in providing private label refrigerated, shelf-stable and frozen products to grocery warehouses, bakery/industrial companies, club stores and dairy companies. Morningstar recorded pro forma revenues of approximately $528 million for 1996.

         Statements in this press release other than statements of historical fact may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as Suiza's, Morningstar's and the combined company's future financial condition and results, are subject to inherent risks and uncertainties and actual results may differ materially from the results discussed in these forward looking statements. Factors that might cause such a difference include, but are not limited to: (i) a lack of suitable acquisition candidates at acceptable prices and other limitations on Suiza's ability to


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SUIZA FOODS ANNOUNCES MERGER WITH THE MORNINGSTAR GROUP

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pursue its acquisition strategy, (ii) significant competition, (iii) fluctuating raw material costs, (iv) limitations arising from Suiza's substantial indebtedness, (v) expected cost savings from the merger that cannot be fully realized or realized within the expected time frame, (vi) revenues following the merger are lower than expected, (vii) costs or difficulties related to integrating the businesses of Suiza and Morningstar are greater than expected,
(viii) general economic conditions are less favorable than expected, and (ix) legislative or regulatory changes adversely effect the business of the combined company. Additional information concerning these and other risk factors are contained in each of Suiza's and Morningstar's latest Annual Report's on Form 10-K and in each of Suiza's and Morningstar's other recent filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC and can be obtained from Suiza or Morningstar, respectively, upon request.


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